Exhibit 99.1

0

WCI COMMUNITIES, INC.

Proxy for the Special Meeting of Stockholders on

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Russell Devendorf and Vivien N. Hastings, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of WCI Communities, Inc., to be held on                     at                      at                                         , or at any adjournments, continuations or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

1.1	14475

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

SPECIAL MEETING OF STOCKHOLDERS OF

WCI COMMUNITIES, INC.

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided. i

00030300000000000000 8

THE BOARD OF DIRECTORS OF WCI COMMUNITIES, INC. RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

		FOR	AGAINST	ABSTAIN

1.   The Merger Proposal: To adopt the Agreement and Plan of Merger, dated as of September 22, 2016 (as it may be amended from time to time, the “merger agreement”), by and among WCI, Lennar Corporation, Marlin Green Corp. and Marlin Blue LLC.

		☐	☐	☐

2.   The Adjournment Proposal: To approve the adjournment of the WCI special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the WCI special meeting.

		☐	☐	☐

In their discretion, the proxies are authorized to vote (x) on any matter that the Board of Directors did not know would be presented at the Special Meeting by a reasonable time before the proxy solicitation was made and (y) on such other business as may properly come before the WCI special meeting or at any adjournments, continuations, or postponements thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1 and FOR Proposal 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

WCI COMMUNITIES, INC.

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 p.m. ET the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the WCI special meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

i    Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.    i

00030300000000000000 8

THE BOARD OF DIRECTORS OF WCI COMMUNITIES, INC. RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

			FOR	AGAINST	ABSTAIN
1.

The Merger Proposal: To adopt the Agreement and Plan of Merger, dated as of September 22, 2016 (as it may be amended from time to time, the “merger agreement”), by and among WCI, Lennar Corporation, Marlin Green Corp. and Marlin Blue LLC.

			☐	☐	☐

2.

The Adjournment Proposal: To approve the adjournment of the WCI special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the WCI special meeting.

			☐	☐	☐

In their discretion, the proxies are authorized to vote (x) on any matter that the Board of Directors did not know would be presented at the WCI special meeting by a reasonable time before the proxy solicitation was made and (y) on such other business as may properly come before the Special Meeting or at any adjournments, continuations, or postponements thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1 and FOR Proposal 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.